PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2014

•	2014 revenue was $28.6 million for the fourth quarter and $112.5 million for the full year.

•
2014 GAAP operating income was $14.7 million for the fourth quarter and $61.0 million for the full year. For the same periods, non-GAAP operating income was $15.1 million and $61.3 million, respectively.

•	2014 GAAP diluted earnings per share was $0.14 for the fourth quarter and $0.53 for the full year. For the same periods, non-GAAP diluted earnings per share was $0.13 and $0.51, respectively.

•	Declared a year-end dividend of $0.32 per share - in line with the targeted cash dividend ratio of 70% to 80% of non-GAAP diluted net income.

NEW YORK, NEW YORK, February 10, 2015 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2014 and 2013 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Basic Net Income	$2,469	$2,279	$1,853	$2,092
Basic Earnings Per Share	$0.19	$0.19	$0.14	$0.17

Diluted Net Income	$9,487	$10,204	$9,063	$10,017
Diluted Earnings Per Share	$0.14	$0.15	$0.13	$0.15

	GAAP Basis		Non-GAAP Basis
	For the Twelve Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Basic Net Income	$8,100	$6,670	$6,743	$5,681
Basic Earnings Per Share	$0.64	$0.56	$0.53	$0.47

Diluted Net Income	$35,685	$30,317	$34,512	$29,328
Diluted Earnings Per Share	$0.53	$0.45	$0.51	$0.44

The results for the three and twelve months ended December 31, 2014 and 2013 include both recurring and one-time adjustments related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Results for the three and twelve months ended December 31, 2014 also include adjustments related to certain non-recurring charges recognized in operating expense in the fourth quarter of 2014. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $9.1 million and $0.13, respectively, for the three months ended December 31, 2014, and $10.0 million and $0.15, respectively, for the three months ended December 31, 2013. Non-GAAP diluted net income and non-GAAP diluted earnings per share were $34.5 million and $0.51, respectively, for the twelve months ended December 31, 2014, and $29.3 million and $0.44, respectively, for the twelve months ended December 31, 2013. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Institutional Accounts
Assets
Beginning of Period	$14.3	$15.1	$13.8	$15.4	$11.2
Inflows	1.5	0.4	0.7	2.8	1.9
Outflows	(0.3)	(0.8)	(0.6)	(3.0)	(2.0)
Net Flows	1.2	(0.4)	0.1	(0.2)	(0.1)
Market Appreciation/(Depreciation)	0.1	(0.4)	1.5	0.4	4.3
End of Period	$15.6	$14.3	$15.4	$15.6	$15.4

Retail Accounts
Assets
Beginning of Period Assets	$12.1	$11.9	$8.5	$9.6	$5.9
Inflows	0.3	0.8	0.4	3.3	2.3
Outflows	(0.7)	(0.5)	(0.3)	(1.7)	(1.2)
Net Flows	(0.4)	0.3	0.1	1.6	1.1
Market Appreciation/(Depreciation)	0.4	(0.1)	1.0	0.9	2.6
End of Period	$12.1	$12.1	$9.6	$12.1	$9.6

Total
Assets
Beginning of Period	$26.4	$27.0	$22.3	$25.0	$17.1
Inflows	1.8	1.2	1.1	6.1	4.2
Outflows	(1.0)	(1.3)	(0.9)	(4.7)	(3.2)
Net Flows	0.8	(0.1)	0.2	1.4	1.0
Market Appreciation/(Depreciation)	0.5	(0.5)	2.5	1.3	6.9
End of Period	$27.7	$26.4	$25.0	$27.7	$25.0

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Institutional Accounts	$20,572	$21,431	$22,952
Retail Accounts	7,988	8,174	5,797
Total	$28,560	$29,605	$28,749

		Twelve Months Ended
		December 31,	December 31,
		2014	2013

Institutional Accounts		$82,805	$75,783
Retail Accounts		29,706	19,986
Total		$112,511	$95,769

Revenue was $28.6 million for the fourth quarter of 2014, a decrease of 3.5% from $29.6 million for the third quarter of 2014, and a decrease of 0.7% from $28.7 million for the fourth quarter of 2013.

Included in these amounts were performance fees recognized of $1.2 million for the fourth quarter of 2014, compared to $2.1 million for the third quarter of 2014, and $3.1 million for the fourth quarter of 2013. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years. However, during the fourth quarter of 2013, one account's performance fee, based on a measurement period of approximately one year, made up roughly 65% of the performance fees recognized. These fees did not recur in 2014.

Average assets under management for the fourth quarter of 2014 was $27.1 billion, an increase of 1.1% from $26.8 billion for the third quarter of 2014 and an increase of 13.9% from $23.8 billion for the fourth quarter of 2013. The increase from the third quarter of 2014 and from the fourth quarter of 2013 was driven by net inflows and market appreciation over the periods.

The weighted average fee rate was 0.422% for the fourth quarter of 2014, decreasing from 0.442% for the third quarter of 2014, and from 0.484% for the fourth quarter of 2013.

The weighted average fee rate for institutional accounts was 0.554% for the fourth quarter of 2014, decreasing from 0.582% for the third quarter of 2014, and from 0.627% for the fourth quarter of 2013. The decrease from last quarter, and from the fourth quarter of 2013, primarily reflects the decrease in performance fees recognized during the fourth quarter of 2014.

The weighted average fee rate for retail accounts was 0.262% for the fourth quarter of 2014, decreasing from 0.271% for the third quarter of 2014, and increasing from 0.254% for the fourth quarter of 2013.  The decrease from the third quarter of 2014 reflects a shift in mix toward our U.S. Value Strategies which generally carry lower fee rates. The increase from the fourth quarter of 2013 primarily reflects the addition of assets in strategies which generally carry higher fee rates, as well as an increase in retail performance fees recognized in the fourth quarter of 2014.

Total operating expenses were $13.8 million in the fourth quarter of 2014, increasing from $13.0 million for the third quarter of 2014 and from $11.6 million for the fourth quarter of 2013. The increase from the third quarter of 2014 primarily reflects $0.4 million in lease expenses associated with our new corporate headquarters. We plan to move to our new offices during the first half of 2015. We reflect the lease expense associated with our current office space that will not recur once we move to our new headquarters as non-recurring lease expenses below. The increase from fourth quarter of 2013 primarily reflects an increase in compensation and headcount, costs associated with our mutual funds during 2014, and the lease expense described above. Details of operating expenses and a reconciliation of GAAP to non-GAAP operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Compensation and Benefits Expense	$10,702	$10,622	$9,200
General and Administrative Expense	3,109	2,351	2,352
GAAP Operating Expenses	13,811	12,973	11,552
Non-Recurring Lease Expenses	(392)	—	—
Non-GAAP Operating Expenses	$13,419	$12,973	$11,552

		Twelve Months Ended
		December 31,	December 31,
		2014	2013

Compensation and Benefits Expense		$41,273	$36,822
General and Administrative Expense		10,285	8,099
GAAP Operating Expenses		51,558	44,921
Non-Recurring Lease Expenses		(392)	—
Non-GAAP Operating Expenses		$51,166	$44,921

As of December 31, 2014, employee headcount was 81, up from 79 at September 30, 2014 and 76 at December 31, 2013.

The operating margin was 51.6% on a GAAP basis for the fourth quarter of 2014, compared to 56.2% for the third quarter of 2014, and 59.8% for the fourth quarter of 2013. The operating margin was 53.0% on a non-GAAP basis for the fourth quarter of 2014.

Other (expense)/ income was an expense of approximately $0.2 million for the fourth quarter of 2014, $2.3 million for the third quarter of 2014, and income of $0.8 million for the fourth quarter of 2013. Other (expense)/ income includes the (losses)/ gains and other investment income recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company is required to consolidate. A portion of (losses)/ gains and other investment income associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the fourth quarter of 2014, other expense also includes an expense of $0.2 million reflecting an increase in the Company's liability to its selling and converting shareholders resulting from an increase in expected future tax benefits described in income tax expense/ (benefit) below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated an expense of $1.8 million and income of $0.1 million in the third quarter of 2014 and the fourth quarter of 2013, respectively. Details of other (expense)/ income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Net Interest and Dividend Income	$119	$88	$71
(Losses)/ Gains and Other Investment Income	(129)	(434)	686
Change in Liability to Selling and Converting Shareholders¹	(221)	(1,824)	57
Other (Expense)/ Income	(1)	(179)	34
GAAP Other (Expense)/ Income	(232)	(2,349)	848
Change in Liability to Selling and Converting Shareholders¹	221	1,824	(57)
Outside Interests of Investment Partnerships²	73	149	(305)
Non-GAAP Other Income/ (Expense), Net of Outside Interests	$62	$(376)	$486

		Twelve Months Ended
		December 31,	December 31,
		2014	2013

Net Interest and Dividend Income		$387	$323
(Losses)/ Gains and Other Investment Income		(49)	2,449
Change in Liability to Selling and Converting Shareholders¹		(4,168)	(4,468)
Other Expense		(206)	(125)
GAAP Other Expense		(4,036)	(1,821)
Change in Liability to Selling and Converting Shareholders¹		4,168	4,468
Outside Interests of Investment Partnerships²		92	(1,235)
Non-GAAP Other Income, Net of Outside Interests		$224	$1,412

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $0.7 million for the fourth quarter of 2014, income tax benefit of $0.2 million for the third quarter of 2014, and expense of $1.9 million for the fourth quarter of 2013. Fourth quarter of 2014 income taxes included a $0.4 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups created by operating company unit exchanges. This adjustment generated $2.4 million and $0.1 million in income tax benefits in the third quarter of 2014 and fourth quarter of 2013, respectively. Fourth quarter of 2014 and third quarter of 2014 income tax expense/ (benefit) also included $0.5 million and $0.3 million in net adjustments, respectively, to the deferred tax asset and valuation allowance. These adjustments were driven by changes in expected future tax benefits. Details of the income tax expense/ (benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/ Benefit (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Non-GAAP Corporate Income Tax Expense	$962	$1,225	$1,060
Non-GAAP Unincorporated Business Tax Expense	648	701	947
Non-GAAP Income Tax Expense	1,610	1,926	2,007
Change in Valuation Allowance[2]	(422)	(2,439)	(97)
Less: Effects of Non-Recurring Lease Expenses[3]	(44)	—	—
Net Adjustment to Deferred Tax Asset[4]	(450)	293	(33)
GAAP Income Tax Expense/ (Benefit)	$694	$(220)	$1,877

		Twelve Months Ended
		December 31,	December 31,
		2014	2013

Non-GAAP Corporate Income Tax Expense		$4,521	$3,612
Non-GAAP Unincorporated Business Tax Expense[1]		2,966	2,434
Non-GAAP Income Tax Expense		7,487	6,046
Change in Valuation Allowance[2]		(6,005)	(5,710)
Less: Effects of Non-Recurring Lease Expenses[3]		(44)	—
Net Adjustment to Deferred Tax Asset[4]		445	253
GAAP Income Tax Expense		$1,883	$589

1 Includes a $0.6 million tax benefit recognized in the first quarter of 2013 associated with the amendment of prior year tax returns to change the methodology for state and local receipts.
2 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.
3 Reflects the tax effect of non-recurring lease expenses on Corporate Income Tax Expense and Unincorporated
Business Tax Expense of $31 thousand and $13 thousand, respectively, which are excluded from Non-GAAP results.
4 Reflects the net impact of the changes in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the changes in expected future tax benefits and the prior year's final tax return.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Operating Company Allocation	$11,427	$12,593	$13,584
Add Back: Effects of Non-Recurring Lease Expenses[1]	313	—	—
Non-GAAP Operating Company Allocation	11,740	12,593	13,584
Outside Interests of Investment Partnerships[2]	(73)	(149)	305
Less: Effects of Non-Recurring Lease Expenses[1]	(313)	—	—
GAAP Net Income Attributable to Non-Controlling Interests	$11,354	$12,444	$13,889

		Twelve Months Ended
		December 31,	December 31,
		2014	2013

Operating Company Allocation		$47,026	$40,533
Add Back: Effects of Non-Recurring Lease Expenses[1]		313	—
Non-GAAP Operating Company Allocation		47,339	40,533
Outside Interests of Investment Partnerships[2]		(92)	1,235
Less: Effects of Non-Recurring Lease Expenses[1]		(313)	—
GAAP Net Income Attributable to Non-Controlling Interests		$46,934	$41,768

1 Reflects the effects of non-recurring lease expenses on non-controlling interests.

2 Represents the non-controlling interest allocation of the (loss)/ income of the Company's consolidated investment partnerships to its external investors.

On February 3, 2015, the Company's Board of Directors approved a year-end dividend of $0.32 per share of its Class A common stock to be declared on February 10, 2015. The following dates apply to the dividend:

Record Date: February 20, 2015

Payment Date: March 5, 2015

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.41 per share of its Class A common stock.

Fourth Quarter 2014 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 11, 2015. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-299-4454; international callers should dial 617-597-5447. The conference ID number is 79148672.

Replay: The conference call will be available for replay through February 25, 2015, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2014 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and Cash Equivalents	$39,109	$33,878
Restricted Cash	2,810	316
Due from Broker	94	58
Advisory Fees Receivable	22,939	23,947
Investments	27,945	7,621
Prepaid Expenses and Other Assets	1,599	1,246
Deferred Tax Asset, Net of Valuation Allowance
of $44,239 and $53,973, respectively	14,618	12,312
Property and Equipment, Net of Accumulated
Depreciation of $3,072 and $2,850, respectively	2,772	835
TOTAL ASSETS	$111,886	$80,213

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$5,974	$5,570
Due to Broker	698	5
Securities Sold Short, at Fair Value	1,572	—
Liability to Selling and Converting Shareholders	15,358	12,777
Lease Liability	354	778
Deferred Compensation Liability	2,211	2,339
Other Liabilities	686	195
TOTAL LIABILITIES	26,853	21,664

Equity:
Total Pzena Investment Management, Inc.'s Equity	18,401	16,362
Non-Controlling Interests	66,632	42,187
TOTAL EQUITY	85,033	58,549
TOTAL LIABILITIES AND EQUITY	$111,886	$80,213

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

REVENUE	$28,560	$28,749	$112,511	$95,769

EXPENSES
Compensation and Benefits Expense	10,702	9,200	41,273	36,822
General and Administrative Expense	3,109	2,352	10,285	8,099
TOTAL OPERATING EXPENSES	13,811	11,552	51,558	44,921
Operating Income	14,749	17,197	60,953	50,848

Other (Expense)/ Income	(232)	848	(4,036)	(1,821)

Income Before Taxes	14,517	18,045	56,917	49,027

Income Tax Expense	694	1,877	1,883	589
Consolidated Net Income	13,823	16,168	55,034	48,438

Less: Net Income Attributable to Non-Controlling Interests	11,354	13,889	46,934	41,768

Net Income Attributable to Pzena Investment Management, Inc.	$2,469	$2,279	$8,100	$6,670

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,469	$2,279	$8,100	$6,670
Basic Earnings per Share	$0.19	$0.19	$0.64	$0.56
Basic Weighted Average Shares Outstanding	13,177,612	12,158,756	12,628,676	11,990,757

Net Income for Diluted Earnings per Share	$9,487	$10,204	$35,685	$30,317
Diluted Earnings per Share	$0.14	$0.15	$0.53	$0.45
Diluted Weighted Average Shares Outstanding	67,484,615	67,352,833	67,797,524	66,759,840

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

REVENUE	$28,560	$28,749	$112,511	$95,769

EXPENSES
Compensation and Benefits Expense	10,702	9,200	41,273	36,822
General and Administrative Expense	2,717	2,352	9,893	8,099
TOTAL OPERATING EXPENSES	13,419	11,552	51,166	44,921
Operating Income	15,141	17,197	61,345	50,848

Other Income, Net of Outside Interests	62	486	224	1,412

Income Before Taxes and Operating Company Allocation	15,203	17,683	61,569	52,260

Unincorporated Business Tax Expense	648	947	2,966	2,434
Allocable Income	14,555	16,736	58,603	49,826

Operating Company Allocation	11,740	13,584	47,339	40,533
Income Before Corporate Income Taxes	2,815	3,152	11,264	9,293

Corporate Income Tax Expense	962	1,060	4,521	3,612
Non-GAAP Net Income	$1,853	$2,092	$6,743	$5,681
Effect of Non-Recurring Lease Expenses	(35)	—	(35)	—
Tax Receivable Agreement Income, Net of Taxes	651	187	1,392	989
GAAP Net Income	$2,469	$2,279	$8,100	$6,670

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,853	$2,092	$6,743	$5,681
Basic Earnings per Share	$0.14	$0.17	$0.53	$0.47
Basic Weighted Average Shares Outstanding	13,177,612	12,158,756	12,628,676	11,990,757

Net Income for Diluted Earnings per Share	$9,063	$10,017	$34,512	$29,328
Diluted Earnings per Share	$0.13	$0.15	$0.51	$0.44
Diluted Weighted Average Shares Outstanding	67,484,615	67,352,833	67,797,524	66,759,840